Lease Agreement

This Lease Agreement is made as of this 11th day of February, 2015 (the “Effective Date”) by and between Cachet Financial Solutions Inc., with an office at 18671 Lake Drive East, Minneapolis, Minnesota 55317 (“Lessee”) and James Leroy Davis, with its principal place of business located at 6446 Flying Cloud Drive, Eden Prairie, MN 55344 (“Lessor”) (together “Parties”).

WHEREAS, Lessor entered into the Master Equipment Lease with KLC Financial, Inc. (“KLC”) as set forth in Exhibit A hereto (hereinafter the “Master Equipment Lease”); and

WHEREAS, Lessee desires to the lease from Lessor the Equipment under the Master Equipment Lease according to the same terms as the Master Equipment Lease; and

NOW, THEREFORE, in consideration of the agreements, covenants, undertakings, representations and conditions as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1)	Lessee agrees to lease from Lessor the equipment under the Master Equipment Lease on the same terms as Master Equipment Lease.

2)	The term of this Agreement shall be for the same term as the Master Equipment Lease.

3)	The terms of this Agreement shall not affect any of the terms of the Master Equipment Lease or any other Agreement entered into between Lessor and Lessee.

IN WITNESS WHEREOF, the Parties have caused this Lease Agreement to be executed by its duly authorized representative as of the Effective Date written above.

Lessee: Cachet Financial Solutions, Inc		Lessor: James Leroy Davis

By:	/s/ Jeff Mack	By:	/s/ James Leroy Davis

Jeff Mack	James Leroy Davis
(Printed Name)	(Printed Name)

CEO/President
(Title)	(Title)